  As filed with the Securities and Exchange Commission on September 28, 2000

                                                     Registration No. 333-32034
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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                               ----------------

                             AMENDMENT No. 8
                                      To
                                   FORM F-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                  INTERSHOP Communications Aktiengesellschaft
            (Exact Name of Registrant as Specified in its Charter)


                  INTERSHOP Communications Stock Corporation
                (Translation of Registration Name into English)

  Federal Republic of Germany                  7373                      Not Applicable
  (State or Other Jurisdiction
               of                  (Primary Standard Industrial         (I.R.S. Employer
 Incorporation or Organization)    Classification Code Number)        Identification No.)

                               Amsinckstrasse 57
                                D-20097 Hamburg
                          Federal Republic of Germany
                              (011) 49-40-23708-2
  (Address and telephone number of Registrant's principal executive offices)

                               ----------------

                               CRAIG W. HARDING
                          INTERSHOP Communications AG
                      303 Second Street, 10th Floor North
                            San Francisco, CA 94107
                                (415) 844-1500
           (Name, address and telephone number of agent for service)

                               ----------------

                                  Copies to:

               MARC M. ROSSELL                               MARK A. BERTELSEN
             Shearman & Sterling                      Wilson Sonsini Goodrich & Rosati
            555 California Street                         Professional Corporation
           San Francisco, CA 94104                           650 Page Mill Road
                                                            Palo Alto, CA 94304

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

  The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered which are to be paid by INTERSHOP, other than underwriting discounts and commissions.

   Securities and Exchange Commission registration fee.............. $   93,207
   The Nasdaq Stock Market's National Market listing fee............      5,000
   National Association of Securities Dealers, Inc. filing fee......     30,500
   Printing and engraving expenses..................................    250,000
   Legal fees and expenses..........................................    900,000
   Accounting fees and expenses.....................................    550,000
   Miscellaneous....................................................     71,293
                                                                     ----------
       Total........................................................ $1,900,000
                                                                     ==========

Item 14. Indemnification of Directors and Officers

  The laws of Germany make no provisions for indemnification of officers and directors. Our articles of association or by-laws do not provide for the indemnification of any controlling person, director or officer. We carry an insurance policy with AIG Europe for DM 5 million of coverage which covers officers and directors. Other than the insurance policy with AIG, there are no indemnification agreements with our officers and directors.

Item 15. Recent Sales of Unregistered Securities

  All of INTERSHOP's securities that were sold by INTERSHOP within the past three years which were not registered under the Securities Act are described below:

  On August 15, 2000, we sold 500,000 of our ordinary bearer shares in a private placement outside the United States pursuant to the exemption provided for in Regulation S. The shares were placed by Bank Vontobel with three unrelated institutional investors at (Euro)80 per share, which was the market price for the shares on the Frankfurt Stock Exchange on that date.

  On July 15, 1998 we commenced an initial public offering on the Neuer Markt of the Frankfurt Stock Exchange and placed a total of 15,000,000 of our common shares at a price of DM 6.67 per share. All shares sold in the United States were private placements and therefore did not require registration under the Securities Act pursuant to the exemption provided for in Section 4(2) of the Securities Act. The underwriters were Bank J. Vontobel & Co AG, Commerzbank Aktiengesellschaft, Hambrecht & Quist Euromarkets S.A. and Sal. Oppenheim jr. & Cie. Kommanditgesellschaft auf Aktien.

Item 16. Exhibits and Financial Statement Schedules

  The following exhibits are filed as part of this Registration Statement:

 Exhibit
 Number                           Description
 -------                          -----------
  1.1**  Form of Underwriting Agreement

  3.1**  Summary Translation of Articles of Association (Satzung)

  4.1**  Form of Share Certificate for Ordinary Shares

  4.2**  Form of Deposit Agreement including Form of ADR Certificate
         (incorporated by reference from the Registrant's Registration
         Statement on Form F-6 (Registration No. 333-11642))

 Exhibit
 Number                                Description
 -------                               -----------
  5.1**  Opinion of Haarmann, Hemmelrath & Partner

  8.1**  Opinion of Shearman & Sterling relating to tax matters

 10.1**  1997 Equity Incentive Plan

 10.2**  1999 Stock Option Plan

 10.3**  Summary Translation of Intershop Communications Reorganization
         Agreement (Post-Formation Acquisition and Capital Contribution
         Agreement)

 10.4**  Intershop Communications Reorganization Agreement

 10.5**  Summary Translation of Trademark Agreement between Intershop Holding
         AG, Intershop Communications, Inc. and Intershop Communications GmbH

 10.6**  Summary Translation of Loan Agreement between Wilfried Beeck and
         Intershop Communications AG

 10.7**  Summary Translation of Loan Agreement between Stephan Schambach and
         Intershop Communications AG

 10.8**  Software License, Services and Support Agreement between Persistence
         Software and Intershop Communications AG(1)

 10.9** Asset Purchase Agreement from Fountainhead Management, Aaron Kaufman and Intershop Communications AG(1)

 10.10** Cooperation Agreement with Deutsche Telekom AG and Intershop
         Communications AG(1)

 10.11** Summary Translation of Reseller Agreement with Sybase GmbH and
         Intershop Communications AG(1)

 10.12** Summary Translation of Reseller Agreement with Oracle Deutschland GmbH and Intershop Communications AG(1)

 10.13** Technology License and Distribution Agreement with Sun Microsystems and Intershop Communications AG(1)

 21.1**  List of Subsidiaries

 23.1*   Consent of Arthur Andersen Wirtschaftsprufungsgesellschaft
         Steuerberatungsgesellschaft mbH

 23.2**  Consent of Haarmann, Hemmelrath & Partner (included in exhibit 5.1)

 23.3**  Consent of Shearman & Sterling (included in exhibit 8.1)

 23.4**  Consent of International Data Corporation

--------
*   Filed herewith
**  Previously filed
(1) The Registrant has applied for confidential treatment for portions of this agreement. Accordingly, portions thereof have been omitted and filed separately.

Item 17. Undertakings

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to INTERSHOP's directors, officers and controlling persons pursuant to the provisions described under "Item 14, Indemnification of Directors and Officers" above, or otherwise, INTERSHOP has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, INTERSHOP will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  INTERSHOP hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by INTERSHOP pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) It will provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURE

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on September 28, 2000.

                               INTERSHOP COMMUNICATIONS AKTIENGESELLSCHAFT

                               By:           /s/ Stephan Schambach
                                  _____________________________________________
                                                Stephan Schambach
                                             Chief Executive Officer
                                             (Vorstandsvorsitzender)

                               By:             /s/ Wilfried Beeck
                                  _____________________________________________
                                                 Wilfried Beeck
                                    Chief Financial Officer (Finanzvorstand)

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Stephan Schambach and Wilfried Beeck, and each of them severally, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, including any subsequent registration statement filed pursuant to Rule 462(b), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents of either of them, or their or his substitues, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

              Signature                           Title                          Date
              ---------               ---------------------------------   ------------------
      /s/ Stephan Schambach                                               September 28, 2000
 ------------------------------------
          Stephan Schambach           Chairman of the Management Board,
                                      Chief Executive Officer and
                                      Vorstandsversitzender (Principal
                                      executive officer)
        /s/ Wilfried Beeck                                                September 28, 2000
 ------------------------------------
            Wilfried Beeck            Member of the Management Board
                                      and Finanzvorstand (Principal
                                      financial officer and principal
                                      accounting officer)

             SIGNATURE AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

  Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the registrant, has signed this Registration Statement on Form F-1, or amendment thereto, in his capacity as an authorized officer of INTERSHOP Communications, Inc., in San Francisco, California, on September 28, 2000.

                                          INTERSHOP COMMUNICATIONS, INC

                                               /s/ Keith C. Costello
                               By: __________________________________________
                                                 Keith C. Costello
                                                     President

                                 EXHIBIT INDEX

 Exhibit
 Number                                Description
 -------                               -----------
  1.1**  Form of Underwriting Agreement

  3.1**  Summary Translation of Articles of Association (Satzung)

  4.1**  Form of Share Certificate for Ordinary Shares

  4.2**  Form of Deposit Agreement including Form of ADR Certificate
         (incorporated by reference from the Registrant's Registration
         Statement on Form F-6 (Registration No. 333-11642))

  5.1**  Opinion of Haarmann, Hemmelrath & Partner

  8.1**  Opinion of Shearman & Sterling relating to tax matters

 10.1**  1997 Equity Incentive Plan

 10.2**  1999 Stock Option Plan

 10.3**  Summary Translation of Intershop Communications Reorganization
         Agreement (Post-Formation Acquisition and Capital Contribution
         Agreement)

 10.4**  Intershop Communications Reorganization Agreement

 10.5**  Summary Translation of Trademark Agreement between Intershop Holding
         AG, Intershop Communications, Inc. and Intershop Communications GmbH

 10.6**  Summary Translation of Summary of Loan Agreement between Wilfried
         Beeck and Intershop Communications AG

 10.7**  Summary Translation of Loan Agreement between Stephan Schambach and
         Intershop Communications AG

 10.8**  Software License, Services and Support Agreement between Persistence
         Software and Intershop Communications AG(1)

 10.9** Asset Purchase Agreement from Fountainhead Management, Aaron Kaufman and Intershop Communications AG(1)

 10.10** Cooperation Agreement with Deutsche Telekom AG and Intershop
         Communications AG(1)

 10.11** Summary Translation of Reseller Agreement with Sybase GmbH and
         Intershop Communications AG(1)

 10.12** Summary Translation of Reseller Agreement with Oracle Deutschland GmbH and Intershop Communications AG(1)

 10.13** Technology License and Distribution Agreement with Sun Microsystems and Intershop Communications AG(1)

 21.1**  List of Subsidiaries

 23.1*   Consent of Arthur Andersen Wirtschaftsprufungsgesellschaft
         Steuerberatungsgesellschaft mbH

 23.2**  Consent of Haarmann, Hemmelrath & Partner (Included in exhibit 5.1)

 23.3**  Consent of Shearman & Sterling (included in exhibit 8.1)

 23.4**  Consent of International Data Corporation

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*   Filed herewith
**  Previously filed
(1) The Registrant has applied for confidential treatment for portions of this agreement. Accordingly, portions thereof have been omitted and filed separately.